First Amendment
                                       To
                          Expense Limitation Agreement


     THIS FIRST AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT ("Amendment") for THE PIEDMONT SELECT VALUE FUND (the "Fund"), a series of shares of THE PIEDMONT INVESTMENT TRUST, a Delaware statutory trust (the "Trust") is made and entered into this 11th day of April 2006, by and between CLARK CAPITAL MANAGEMENT, LLC ("CCM"), a North Carolina limited liability company, and the Fund.

                                   WITNESSETH:

     WHEREAS, CCM entered into that certain Expense Limitation Agreement (`Agreement") dated April 26, 2005 between CCM and the Fund; and

     WHEREAS, the Fund and CCM wish to amend the Agreement to reduce the Operating Expense Limit (as defined in the Agreement);

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to as follows:

     1. Section 1(b) of the Agreement is hereby modified and amended to read as follows:

          Operating Expense Limit. The Fund's maximum operating expense limit ("Operating Expense Limit") in any year shall be 1.35% of the average daily net assets of the Fund.

     2. Except as expressly modified or amended by this First Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

     3. This First Amendment may be executed in one or more counterparts, each of which when so executed will be deemed to be an original, but the counterparts will together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.


THE PIEDMONT SELECT VALUE                         CLARK CAPITAL MANAGEMENT, LLC
FUND, A SERIES OF THE PIEDMONT
INVESTMENT TRUST

By:/s/ Jack E. Brinson                            By:/s/ David M. Clark
-------------------------------                   -----------------------------
Jack E. Brinson                                   David M. Clark
Chairman                                          Managing Member